Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Jasper Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)		(1)		(3)		(1)		—
	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)		(1)		(3)		(1)		—
	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)		(1)		(3)		(1)		—
	Equity	Depositary Shares	Rule 457(o)		(1)		(3)		(1)		—
	Other	Warrants	Rule 457(o)		(1)		(3)		(1)		—
	Other	Rights	Rule 457(o)		(1)		(3)		(1)		—
	Other	Units(2)	Rule 457(o)		(1)		(3)		(1)		—
	Unallocated (Universal) Shelf		Rule 457(o)		(1)		(3)	$100,505,000.00		0.00015310	$15,387.32	(4)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A			N/A
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Equity	Depositary Shares	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Other	Warrants	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Other	Rights	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Other	Units	415(a)(6)	—		—		—			—		S-3	333-271500	4/28/2023	N/A
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)		(5)			$199,495,000.00	(5)				S-3	333-271500	4/28/2023	$21,984.35	(5)
	Total Offering Amounts							$300,000,000.00			$15,387.32
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$15,387.32

(1)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights, depositary shares and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(3)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s shelf registration statement on Form S-3 (File No. 333-271500), originally filed on April 28, 2023 and declared effective on May 5, 2023 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights, depositary shares and/or units. Of such securities, $199,495,000 remain unsold (the “Unsold Shelf Securities”), all of which the registrant has determined to include in this registration statement.  In connection with the registration of the Unsold Shelf Securities on the Prior Registration Statement, the registrant paid a registration fee of $21,984.35 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant is not required to pay any additional registration fee with respect to the Unsold Shelf Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Shelf Securities (and associated registration fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the amount of registration fee in the table above reflects only the registration fee attributable to the $100,505,000.00 of new securities registered on this registration statement. The registration fee previously paid by the registrant relating to the Unsold Shelf Securities included on this registration statement will continue to be applied to such Unsold Shelf Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Shelf Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Shelf Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Shelf Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.